ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-253432

Dated May 5, 2021

Implement Income Investing

ETRACS MLP and Midstream Energy ETNs

North American Midstream

AMNA: Benchmark

AMND: High Dividend

AMTR: Total Return

U.S. MLPs

MLPB: Infrastructure

AMUB: Broad MLP

Learn more

ETRACS ETNs are sold only in conjunction with the relevant offering materials. UBS AG (“UBS”) has filed a registration statement (including a prospectus, as supplemented by the applicable prospectus supplement for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and applicable prospectus supplement by calling toll-free 1-877-387-2275.

Implement Factor Investing

ETRACS 2X Leveraged U.S. Factor ETNs

IWML: Size

IWDL: Value

QULL: Quality

IWFL: Growth

USML: Min Vol

SCDL: Dividend

MTUL: Momentum

Learn more

ETRACS ETNs are sold only in conjunction with the relevant offering materials. UBS AG (“UBS”) has filed a registration statement (including a prospectus, as supplemented by the applicable prospectus supplement for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and applicable prospectus supplement by calling toll-free 1-877-387-2275.